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                                  10F-3 REPORT
                          CGCM HIGH YIELD INVESTMENTS
                          3/1/2012  THROUGH 8/31/2012

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
                                                                                                         TOTAL     PURCHASE % REC'D
ISSUER NAME                     SUB-ADVISER              TRADE DATE SELLING DEALER         OFFERING SIZE AMOUNT    PRICE    BY FUND
Continental Resources Inc.      Western Asset Management 3/5/2012   B of A Securities        800,000,000   150,000  100.000    0.02%
Berry Petroleum Company         Western Asset Management 3/6/2012   Wells Fargo              600,000,000   160,000  100.000    0.03%
CHS - Community Health
  Systems Inc.                  Western Asset Management 3/7/2012   Credit Suisse          1,000,000,000    90,000  102.500    0.01%
Concho Resources Inc.           Western Asset Management 3/7/2012   JP Morgan                600,000,000    40,000  100.000    0.01%
Verso Paper Holdings LLC        Western Asset Management 3/8/2012   Credit Suisse            345,000,000   140,000   98.896    0.04%
Continental Airlines Inc.       Western Asset Management 3/8/2012   Credit Suisse            139,103,000   370,000  100.000    0.27%
FMG Resources Pty Ltd.          Western Asset Management 3/14/2012  JP Morgan              1,000,000,000   120,000  100.000    0.01%
Monitronics International       Western Asset Management 3/16/2012  Sterne Agee & Leach      410,000,000    60,000  101.750    0.01%
Monitronics International       Western Asset Management 3/16/2012  B of A Securities        410,000,000   140,000  100.000    0.03%
Monitronics International       Western Asset Management 3/16/2012  B of A Securities        410,000,000    20,000  102.000    0.00%
Monitronics International       Western Asset Management 3/16/2012  Gleacher                 410,000,000    30,000  101.750    0.01%
Lawson Software                 Western Asset Management 3/29/2012  B of A Securities      1,015,000,000    60,000  100.000    0.01%
Cengage Learning Acquisitions   Western Asset Management 4/3/2012   JP Morgan Securities     725,000,000   200,000  100.000    0.03%
Everest Acquisition             Western Asset Management 4/10/2012  JP Morgan Securities   2,000,000,000   200,000  100.000    0.01%
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
                                                                                                         TOTAL     PURCHASE % REC'D
ISSUER NAME                     SUB-ADVISER              TRADE DATE SELLING DEALER         OFFERING SIZE AMOUNT    PRICE    BY FUND
Intelsat Jackson                Western Asset Management 4/12/2012  Goldman Sachs          1,200,000,000   120,000  101.750    0.01%
Landry's                        Western Asset Management 4/19/2012  Jefferies & Co           425,000,000   100,000  100.000    0.02%
Landry's                        Western Asset Management 4/19/2012  Jefferies & Co           425,000,000    30,000  102.000    0.01%
Laredo Petroleum Inc.           Western Asset Management 4/24/2012  B of A ML                500,000,000    70,000  100.000    0.01%
Plains Exploration &
  Production Company            Western Asset Management 4/24/2012  JP Morgan Securities     750,000,000    50,000  100.000    0.01%
Crosstex Energy LP                                                  Merrill Lynch, Pierce,
                                Western Asset Management 5/10/2012    Fenner & Smith         250,000,000    70,000  100.000    0.03%
Magnum Hunter Resources         Western Asset Management 5/11/2012  Credit Suisse            450,000,000    70,000   98.646    0.02%
Global Brass & Copper           Western Asset Management 5/24/2012  Goldman Sachs            375,000,000   130,000  100.000    0.03%
Comstock Resources Inc.                                             Merrill Lynch, Pierce,
                                Western Asset Management 5/31/2012    Fenner & Smith         300,000,000   140,000   95.304    0.05%
General Electric Capital Corp.  Western Asset Management 6/7/2012   Goldman Sachs          2,250,000,000   200,000  100.000    0.01%
Zayo Escrow Corp.               Western Asset Management 6/14/2012  Barclays Bank            750,000,000   150,000  100.000    0.02%
Newfield Exploration Company    Western Asset Management 6/19/2012  Wells Fargo Securities 1,000,000,000   220,000  100.000    0.02%
Ally Financial                  Western Asset Management 6/21/2012  Goldman Sachs          1,000,000,000    80,000   99.310    0.01%
Ashtead Capital                                                     Deutsche Bank
                                Western Asset Management 6/29/2012    Securities             500,000,000   240,000  100.000    0.05%
CHS Community Home Services     Western Asset Management 7/9/2012   Credit Suisse          1,200,000,000   280,000  100.000    0.02%
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
                                                                                                         TOTAL     PURCHASE % REC'D
ISSUER NAME                     SUB-ADVISER              TRADE DATE SELLING DEALER         OFFERING SIZE AMOUNT    PRICE    BY FUND
SBA Telecommunications          Western Asset Management 7/10/2012  JP Morgan Securities     800,000,000   100,000  100.000    0.01%
MEG Energy                      Western Asset Management 7/16/2012  Barclays Capital         800,000,000   520,000  100.000    0.07%
Party City Holdings, Inc.       Western Asset Management 7/19/2012  B of A Merrill Lynch     700,000,000   200,000  100.000    0.03%
Hologic, Inc.                   Western Asset Management 7/19/2012  Goldman Sachs          1,000,000,000   110,000  100.000    0.01%
Constellation Brands            Western Asset Management 8/6/2012   B of A Merrill Lynch     650,000,000   110,000  100.000    0.02%
CHS/Community Health System     Western Asset Management 8/8/2012   Credit Suisse          1,600,000,000   180,000  100.000    0.01%
General Motors Financial                                            Deutsche Bank
  Company, Inc                  Western Asset Management 8/13/2012    Securities           1,000,000,000   190,000  100.000    0.02%
Belden Inc.                     Western Asset Management 8/13/2012  Wells Fargo Securities   700,000,000   190,000  100.000    0.03%
The ServiceMaster Corporation   Western Asset Management 8/16/2012  JP Morgan Securities     750,000,000   140,000  100.000    0.02%
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